Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ruby Tuesday, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-162394, 002-97170, 033-32697, 333-03165, 033-20585, 333-39321, 333-03157, 002-97170, 033-13593, 033-70490, 333-03153, 033-46218, 033-46220, 033-56452, 333-03155, 333-77965, 333-88879, 333-39231, 333-100738 and 333-122124) on Form S-8 and (Nos. 033-57159 and 333-160216) on Form S-3 of Ruby Tuesday, Inc. of our reports dated August 1, 2011, with respect to the consolidated balance sheets of Ruby Tuesday, Inc. and subsidiaries as of May 31, 2011 and June 1, 2010, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended May 31, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of May 31, 2011, which reports appear in the May 31, 2011 annual report on Form 10-K of Ruby Tuesday, Inc.

/s/ KPMG LLP
Louisville, Kentucky
August 1, 2011